Exhibit 99.1

Qumu Announces CEO Transition

Third Quarter Earnings Call Scheduled for November 5, 2015

Minneapolis, MN – October 19, 2015 – Qumu Corporation (NASDAQ: QUMU) today announced that Vern Hanzlik, currently President and Chief Operating Officer, will succeed Sherman L. Black to become President and Chief Executive Officer, effective October 19, 2015. Mr. Hanzlik will be appointed to the Board of Directors effective with his appointment as Chief Executive Officer to replace Mr. Black who will resign from the Board at that time. The CEO transition is being implemented as part of Qumu’s planned succession process.

“This CEO transition reflects a key moment in Qumu’s continued transformation as it increasingly focuses on execution and accelerated performance now that the strategic foundation has been established,” said Robert Olson, Chairman of the Board. “With Sherman’s leadership through the acquisitions of Qumu, Inc. and Kulu Valley and the sale of the disc publishing business, Sherman has been instrumental in Qumu’s transformation and in creating the strategic foundation in place today. On behalf of the Board of Directors, we thank Sherman for his many contributions to Qumu over the last six years.”

“It has been a privilege to lead Qumu as CEO for the last six years, and I am very proud of our team’s accomplishments,” said Mr. Black. “I believe Qumu is poised to capitalize on the strong and growing market for video in the enterprise with our best-in-class software solutions and our improved execution. Over the last few years Vern and I have laid the groundwork for a smooth transition, and I believe this is the right time to initiate the change. I want to thank my fellow directors and our employees for their support during my time with the company. As a shareholder I am confident that Qumu is well positioned for the next phase of growth.”

Mr. Hanzlik, President and CEO of Qumu stated, “I would like to thank Sherman for his partnership over the last three years as we have transitioned the organization into an enterprise software company and a global leader in enterprise video. I am very excited for the opportunity to lead Qumu and to continue to pursue the large market opportunity that we have. In the third quarter of 2015 we continued to win large enterprise transactions within global organizations. Additionally, we have recently successfully implemented a thoughtful and aggressive expense reduction program that is expected to result in excess of $7 million in annualized expense reductions. This allows us to move into 2016 well positioned to obtain our goal of cash flow breakeven during the year while continuing to achieve our growth objectives.”

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“I look forward to reporting Qumu’s third quarter 2015 financial results after the close of market on Thursday, November 5, 2015 and to providing greater insight into our plans for Qumu’s future.”

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance and the timing and impact of expense reduction efforts. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu

Video is today’s document. Qumu Corporation (NASDAQ: QUMU) provides the tools businesses need to create, manage, secure, deliver and measure the success of their videos. Qumu’s innovative solutions release the power in video to engage and empower employees, partners and clients. Organizations around the world realize the greatest possible value from video they create and publish using Qumu. Whatever the audience size, viewer device or network configuration, Qumu solutions are how business does video. Additional information can be found at www.qumu.com.

Investor Contacts:

Peter J. Goepfrich, CFO
Qumu Corporation
612-638-9096

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